UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                  JUNE 16, 2003
                        (Date of Earliest Event Reported)

                         DREYER'S GRAND ICE CREAM, INC.
             (Exact name of registrant as specified in its charter)



   DELAWARE                       0-14190                         94-2967523
(State or other            (Commission File Number)              (IRS Employer
  jurisdiction                                                   Identification
  of incorporation)                                                    No.)

                 5929 COLLEGE AVENUE, OAKLAND, CALIFORNIA 94618
          (Address of principal executive offices, including Zip Code)
                                 (510) 652-8187
              (Registrant's telephone number, including area code)

ITEM 5.       OTHER EVENTS.

                  On June 16, 2003, the parties to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 and amended as of October 25, 2002 and February 5, 2003 (the "Merger Agreement"), by and among Dreyer's, New December, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc. entered into an amendment to the Merger Agreement ("Amendment
No. 3") to extend from June 16, 2003 to June 30, 2003 the date after which, subject to certain conditions, either party could terminate the Merger Agreement. A copy of Amendment No. 3 is attached hereto as Exhibit 2.1.

ITEM 7.  EXHIBITS.

                  (C)  Exhibits.

                           Exhibit 2.1 Amendment No. 3, dated June 16, 2003, to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 and amended as of October 25, 2002, and February 5, 2003, by and among Dreyer's Grand Ice Cream, Inc., New December, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc.



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




                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Dreyer's Grand Ice Cream, Inc.

Date:  June 16, 2003                         By:      /s/ TIMOTHY F. KAHN
                                                ----------------------------
                                             Name:    Timothy F. Kahn

                                             Title:   Vice President Finance and
                                                      Administration and Chief
                                                      Financial Officer


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




                                  EXHIBIT INDEX



Exhibit No.                        Description
                                   -----------

Exhibit 2.1 Amendment No. 3, dated June 16, 2003, to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 and amended as of October 25, 2002 and February 5, 2003, by and among Dreyer's Grand Ice Cream, Inc., New December, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc.




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